CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated May 20, 2021, relating to the financial statements and financial highlights, which appears in Delaware Investments® National Municipal Income Fund’s Annual Report on Form N-CSR for the year ended March 31, 2021.  We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Service Providers,”and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 22, 2021